Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

SLM CORPORATION ANNOUNCES PUBLIC OFFERING OF SENIOR NOTES

NEWARK, Del., March 31, 2017— Sallie Mae (Nasdaq: SLM), formally SLM Corporation, today announced a public offering of Senior Notes pursuant to an effective shelf registration statement previously filed with the Securities and Exchange Commission (SEC), subject to market and other customary conditions.

J.P. Morgan Securities LLC and RBC Capital Markets, LLC will act as joint book-running managers. SLM intends to use the net proceeds to redeem its outstanding 6.97 percent Series A preferred stock and for general corporate purposes.

The offering is being made only by means of a prospectus and related prospectus supplement. A copy may be obtained by contacting one of the following:

J.P. Morgan Securities LLC

383 Madison Ave

New York, NY 10179

1-212-834-4533

RBC Capital Markets, LLC

Three World Financial Center

200 Vesey Street, 8th floor

New York, New York 10281-8098

Attention: Prospectus Department

1-866-375-6829

An effective registration statement is on file with the SEC, and a copy of the base prospectus and related prospectus supplement will also be available on the SEC’s website at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

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Sallie Mae (Nasdaq: SLM) is the nation’s saving, planning, and paying for college company. Whether college is a long way off or just around the corner, Sallie Mae offers products that promote responsible personal finance, including private education loans, Upromise rewards, scholarship search, college financial planning tools, and online retail banking. Commonly known as Sallie Mae, SLM Corporation and its subsidiaries are not sponsored by or agencies of the United States of America.

Contacts:

Media:

Rick Castellano, 302-451-2541, rick.castellano@salliemae.com

Investors:

Brian Cronin, 302-451-0304, brian.cronin@salliemae.com

This press release contains “forward-looking statements” and information based on management’s current expectations as of the date of this release. Statements that are not historical facts, including statements about the company’s beliefs, opinions or expectations and statements that assume or are dependent upon future events, are forward-looking statements. Forward-looking statements are subject to risks, uncertainties, assumptions and other factors that may cause actual results to be materially different from those reflected in such forward-looking statements. These factors include, among others, the risks and uncertainties set forth in Item 1A “Risk Factors” and elsewhere in the company’s Annual Report on Form 10-K for the year ended Dec. 31, 2016 (filed with the SEC on Feb. 24, 2017) and subsequent filings with the SEC; increases in financing costs; limits on liquidity; increases in costs associated with compliance with laws and regulations; failure to comply with consumer protection, banking and other laws; changes in accounting standards and the impact of related changes in significant accounting estimates; any adverse outcomes in any significant litigation to which the company is a party; credit risk associated with the company’s exposure to third parties, including counterparties to the company’s derivative transactions; and changes in the terms of education loans and the educational credit marketplace (including changes resulting from new laws and the implementation of existing laws). The company could also be affected by, among other things: changes in its funding costs and availability; reductions to its credit ratings; failures or breaches of its operating systems or infrastructure, including those of third-party vendors; damage to its reputation; risks associated with restructuring initiatives, including failures to successfully implement cost-cutting and restructuring initiatives and the adverse effects of such initiatives on the company’s business; changes in the demand for educational financing or in financing preferences of lenders, educational institutions, students and their families; changes in law and regulations with respect to the student lending business and financial institutions generally; changes in banking rules and regulations, including increased capital requirements; increased competition from banks and other consumer lenders; the creditworthiness of its customers; changes in the general interest rate environment, including the rate relationships among relevant money-market instruments and those of its earning assets versus its funding arrangements; rates of prepayments on the loans made by the company and its subsidiaries; changes in general economic conditions and the company’s ability to successfully effectuate any acquisitions; and other strategic initiatives. The preparation of the company’s consolidated financial statements also requires management to make certain estimates and assumptions, including estimates and assumptions about future events. These estimates or assumptions may prove to be incorrect. All forward-looking statements contained in this release are qualified by these cautionary statements and are made only as of the date of this release. The company does not undertake any obligation to update or revise these forward-looking statements to conform such statements to actual results or changes in its expectations.

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